Issuer Free Writing Prospectus dated January 9, 2026

Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended

Relating to Preliminary Prospectus dated January 6, 2026

Registration Statement No. 333-292131

CORPORATE OVERVIEW DEVELOPING SMALL MOLECULE ORAL THERAPEUTICS FOR IMMUNE - MEDIATED INFLAMMATORY DISEASES Issuer Free Writing Prospectus dated January 9, 2026 Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended Relating to Preliminary Prospectus dated January 6, 2026 Registration Statement No. 333 - 292131

Free Writing Prospectus & Disclaimer 2 Disclaimer Invea Therapeutics, Inc . (the "Company," "Invea," "we," "our," or "us") has filed a registration statement (including a preliminary prospectus) on Form S - 1 (File No . 333 - 292131 ) with the US Securities and Exchange Commission (“SEC”) for the proposed public offering to which this communication relates . The registration statement has not yet become effective . Shares of our common stock may not be sold, nor may offers to buy be accepted prior to the registration statement becoming effective . Before you invest in our securities, you should read the preliminary prospectus in that registration statement, when available the final prospectus relating to the offering and the other documents the Company has filed with the SEC for more complete information about us and this proposed offering . You may access these documents for free by visiting EDGAR on the SEC Web site at http : //www . sec . gov . Alternatively, we or any underwriter participating in the offering will arrange to send you the prospectus if you contact ThinkEquity, Prospectus Department, 17 State Street, 41 st Floor, New York, New York 10004 , telephone : (877) 436 - 3673 . This Presentation does not constitute an offer to sell, nor a solicitation of an offer to buy, any securities, nor shall be there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction . Sales and offers to sell our securities will only be made in accordance with the Securities Act of 1933 , as amended, and applicable SEC regulations, including written prospectus requirements . This Presentation contains various estimates of financial information based on the Company’s reasonable judgement . There can be no assurance that such financial information will prove to be accurate . None of the Company, not its affiliates, directors, officers, employees, representatives or agents makes any representation as to the accuracy or completeness of this Presentation . Industry Information We obtained the industry, statistical and market data in this Presentation from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties . The content of these third - party sources, except to the extent specifically set forth in this Presentation, does not constitute a portion of this Presentation and is not incorporated herein . Internal estimates are derived from publicly available information released by industry analysts and third - party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable . In some cases, we do not expressly refer to the sources from which this data is derived . In that regard, when we refer to one or more sources of this type of data on any page of this Presentation, you should assume that other data of this type appearing in the same page is derived from the same sources, unless otherwise expressly stated or the context otherwise requires . All of the market data used in this Presentation involve a number of assumptions and limitations, and the sources of such data cannot guarantee the accuracy or completeness of such information . While we are not aware of any misstatements regarding the third - party information and we believe that each of these studies and publications is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk . These and other factors could cause outcomes to differ materially from those expressed in the estimates made by third parties and by us . Forward - Looking Statements This Presentation contains forward - looking statements . All statements, other than statements of historical fact, contained in this Presentation, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, product candidates, planned preclinical studies and clinical trials, results of preclinical studies and clinical trials, research and development costs, regulatory approvals, timing and likelihood of success, as well as plans and objectives of management, are forward - looking statements . In some cases, you can identify forward - looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of these words or other similar expressions, although not all forward - looking statements contain these identifying words . These statements speak only as of the date of this Presentation and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward - looking statements . We have based these forward - looking statements largely on our current expectations and projections about future events and financial and other trends that we believe may affect our business, financial condition and results of operations .

Offering Summary 3 Invea Therapeutics, Inc. Issuer Approximately $35 million Expected Offering Size $10.00 - $12.00 per share Price Range Nasdaq: INAI Proposed Symbol 3,200,000 shares of common stock (15% over - allotment option) Shares Offered • Advance the development of INVA8001, including the initiation of a Phase 2a trial 1 and the expected data readout for chronic inducible urticaria. • Advance the pre - clinical development of INVA8003. • Remainder for general corporate purposes, including working capital, repayment of certain indebtedness, accrued liabilities, operating expenses and other capital expenditures. Use of Proceeds ThinkEquity Sole Book - Runner 1. Subject to clinical trial application, or CTA, filing and clearance

A Leadership Team with Expertise in AI, Translational Medicine, Clinical Development, and Regulatory Affairs 4 OUR STORY (Spinout from InveniAI LLC, an AI - drug discovery company) Headquarters : A biotech developing oral small - molecule treatments for immune - mediated inflammatory diseases (IMIDs) Leveraging artificial intelligence (AI), machine learning (ML) and generative AI (GenAI) powered platform for research & development (R&D) BOARD OF DIRECTORS Chairman of the Board Krishnan Nandabalan, PhD Kerrie Brady, MBA, MS CEO, Ocuterra Demetrios Kydonieus, MBA President, R - PHARM Jonathan Zalevsky, PhD Chief R&D Officer, Nektar Steve Doberstein, PhD Biotech Executive EXECUTIVE MANAGEMENT Krishnan Nandabalan, PhD Chairman of the Board, & CEO Aman Kant President Steve Okada, MD Chief Medical Officer Salvatore Alesci, MD, PhD Chief Scientific Officer Michael Aiello, CPA EVP and Chief Financial Officer OVERVIEW Barbara Ryan Advisor, Healthcare & Life Science Capital Markets Guilford, CT (EST: 2021) Sameer Sharma * , M Pharm, PhD SVP Translational Medicine, InveniAI * Through our affiliation with InveniAI, LLC

Company Overview 5 OPPORTUNITY IMIDs PATIENT POPULATION Up to 500M GLOBAL and 64M US IMIDS are chronic inflammatory diseases of the skin, joints, gut, lungs, and other organs driven by dysregulation of the immune system Existing therapies (steroids, biologics, broad immunosuppressants have limitations –– safety ( risk of infections and black box warnings ), resistance , invasive dosing , and high cost Significant unmet need for targeted, safe, oral small - molecule therapies INVA8001 Oral Small Molecule LEAD PROGRAM FOCUSES ON MAST CELL IMIDs • Lead Indication in chronic urticaria (CU) with a plan to conduct Phase 2a 1 proof of concept (PoC) in chronic inducible urticaria (CIndU) • In licensed from Daiichi Sankyo 2 with safety data in ~300 patients • SCF - c - KIT pathway has been clinically validated by third parties (e.g., Celldex and Blueprint Medicines) • Potential to be first choice of treatment for > 50% of 81 million CU patients that are inadequately controlled on standard - dose antihistamines offering a potentially safer, oral convenient oral option INVA8003 Oral Small Molecule PRECLINICAL PROGRAM FOCUSES ON AUTO - INFLAMMATORY AND OTHER IMIDs • AI - drug design targeting Inflammasome assembly • Large market opportunity with broad IMID coverage, including obesity 1 Subject to clinical trial application acceptance by regulatory authorities in the relevant European Union member States 2 Daiichi Sankyo Company, Limited

Portfolio Strategy

Leverages an AI Generated IMIDs Association Network for Target and Drug Discovery

01 TRIANGULATING TARGET-DRUG-DISEASES RELATIONSHIPS

INFLAMMATORY PATHWAYS

Immune Cell Homing/Trafficking
E.g., Dendritic Cells, Tregs, Th Cell Types

Polarization and Class Switch-off Effector Cells
E.g., Macrophages (M1 and M2)

Angiogenesis and Permeability Alterations
E.g., Tregs, Th Cell Types, Macrophages (M1 and M2)

Pyroptosis, Apoptosis, Necroptosis
E.g., Neutrophils, Macrophages (M1 and M2) Epithelial Cells, Th Cell Types


Network Generated on July 27, 2023

Epithelial Barrier Damage
E.g., Macrophages (M1 and M2), NK Cells, Mast Cells, Eosinophils

Inflammasome Activation
E.g., Neutrophils, Epithelial Cells

Matrix Remodeling and Fibrosis
E.g., Fibroblasts, Cajal Cells, Stellate Cells, Pericytes

~9,000 GENES (TARGETS) **1,000s** OF DRUGS **100s** OF IMIDs

02 PRIORITIZATION OF PRODUCT CONCEPTS

03 CONCEPT VALIDATION AND PRODUCT CANDIDATE SELECTION

QUALITY AND QUANTITY OF EVIDENCE

- MAST CELL BIOLOGY
  INVA8001: IN-LICENSED
- INFLAMMASOME BIOLOGY
  INVA8003: AI-DRUG DESIGN
- NEXT CANDIDATES
  IN-LICENSED OR AI-DRUG DESIGN

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Development Pipeline of Targeted Therapies for IMIDs and Anticipated Milestones

ASSET	TARGET	INDICATION	DISCOVERY	IND-ENABLING	PHASE 1	PHASE 2	PHASE 3	NEXT ANTICIPATED MILESTONES	GLOBAL RIGHTS
INVA8001* (In-Licensed)	**CHYMASE** *(Targeting SCF-c-KIT Axis)*	Chronic Inducible Urticaria (CIndU)	PRIMARY INDICATION					Filing CTA with the Relevant EU Member States (H2: 2026) for Phase 2a	Invea therapeutics
		Chronic Spontaneous Urticaria (CSU)	EXPANSION INDICATION 1*						
INVA8003 (Designed In-House)	**ASC**	IMIDs with an Approved Biologic but No Oral Therapy						IND-enabling Studies in Obesity and Second Indication where Approved Biologic IL-1β Inhibitor Exists	Invea therapeutics
Discovery Pipeline	AI and ML Identified Targets	IMIDs						Nominate Next Product Candidate	Invea therapeutics

INVA8001* All previous clinical trials of INVA8001 were conducted by Daiichi Sankyo and we have not completed any clinical trials of INVA8001 to date. Initiation of clinical trials are subject to regulatory clearance.

EXPANSION INDICATION 1* Additional expansion indications include prurigo nodularis and atopic dermatitis subject to regulatory approval and additional future financing.

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Mast Cells Play a Central Role Across Several IMIDs Including Chronic Urticaria (CU) 81 million worldwide UNMET NEED: INADEQUATELY CONTROLLED CU IMPACTS >50% OF PATIENTS <50% >50% Eligible for approved omalizumab and remibrutinib INADEQUATELY CONTROLLED ON FIRST AND SECOND LINE ANTIHISTAMINES 2 Controlled with antihistamines CHRONIC URTICARIA (CU) A debilitating mast cell driven condition 1 , marked by intense inflammation that lasts for more than six weeks SYMPTOMS AND TYPES ITCHING, RAISED RED WHEALS, ANGIOEDEMA 1. TWO TYPES: » Spontaneous (CSU) » Inducible (CIndU) 40+ Mast Cell Mediated Diseases INVA8001: APPLICATION AND MOA EoE: Eosinophilic esophagitis COPD: Chronic obstructive pulmonary disease 8 1. https://www.sciencedirect.com/science/article/pii/S2213219825005008 2. https://pubmed.ncbi.nlm.nih.gov/19772513/

Mast Cells Drive Inflammatory Responses in Chronic Urticaria, Skin and Mast Cell Disorders


SKIN
[INFLAMMATORY STATE]
TRIGGERS OF MAST CELL DEGRANULATION
DEGRANULATING MAST CELL
Activated c-KIT Receptor
Soluble SCF
SCF220
CHYMASE
Histamine
Tryptase
Leukotrienes
DEGRANULATION
Cleavage Site
Activation of Soluble SCF Ligand
SCF248

- **SCF*–c-KIT signaling** drives mast cell activation and proliferation
- **SCF248** is cleaved to generate soluble SCF, the ligand for c-KIT activation
- **Chymase** is the only protease released from mast cells that cleaves SCF248
- **SCF220 is required** to maintain a critical role in hematopoiesis

Current development landscape is largely focused on **c-KIT inhibitors** to dampen mast cell activity

*SCF: Stem cell factor also known as c-KIT ligand

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Safety Remains a Major Concern for Existing c-KIT Inhibitors Due to Lack of Specificity to Mast Cells

Cellular Expression of c-KIT on other Cell Types

Activated CD8⁺ T cells
Certain epithelial cells
Dendritic cells
Eosinophils
Germ cells
Hematopoietic stem cells and early progenitors
ILC2s
Interstitial cells of Cajal
Mast Cells
Melanocytes
Taste cells

Listed alphabetically, not based on level of expression

Reference: Tsai M, Valent P, Galli SJ. KIT as a master regulator of the mast cell lineage. J Allergy Clin Immunol. 2022 Jun;149(6):1845-1854. doi: 10.1016/j.jaci.2022.04.012. Epub 2022 Apr 22. PMID: 35469840; PMCID: PMC9177781.

01 c-KIT expression is **NOT** restricted to mast cells and is expressed on **multiple cell types**

02 **Blanket Blocking** of c-KIT **inhibits** both ligands **SCF220** and **SCF248**
Leads to depletion and loss of function across a number of cell types, in addition to mast cells, leading to

- Neutropenia
- Hair color changes
- Loss of taste
- Loss of smell
- Hypopigmentation
- Spermatogenesis

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Our Solution

INVA8001, A Selective Chymase Inhibitor Targeting Mast Cell Activation, Degranulation and Proliferation


SCF-MEDIATED
INFLAMMATORY
MILIEU OF CELLS
Eosinophils
Keratinocytes
Endothelial Cells
TRIGGERS OF
MAST CELL
DEGRANULATION
DEGRANULATING
MAST CELL
c-KIT Receptor
NOT Activated
No Degranulation
SCF220
CHYMASE
INVA8001
SCF248
NOT Cleaved
and Released

INVA8001*

- **Inhibits** mast cell **activation and degranulation**
- **Inhibits** mast cell **proliferation**

*See translational experiments conducted by Daiichi Sankyo and Invea sponsored studies with Fraunhofer Society for the Advancement of Applied Research e.V. c/o Charité — University Medicine Berlin, Berlin, Germany, and Indiana University, Bloomington, Indiana.

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INVA8001 Selectively Blocks the SCF248 Ligand vs. Blocking c-KIT Receptor

Competitive Advantage


SCF MEDIATED
INFLAMMATORY MILIEU OF CELLS
Eosinophils
Keratinocytes
Endothelial Cells
MAST CELL
CHYMASE

01 NON-SELECTIVE DEPLETION OF MAST CELLS VIA c-KIT

- BLU-808 (Blueprint Medicines)

Endpoints met in Phase 2 trials:

- Barzolvolimab (Celldex)
- BTK inhibitors

02 TARGETED INHIBITION OF MAST CELL PROLIFERATION VIA SCF248

- **INVA8001**
- opSCF (Insmed)

POTENTIAL ADVANTAGES OF OUR APPROACH

- **Mast Cell Specificity**
- **Selective Action on SCF248**
- **Novel, Safer Approach**
- **Oral Convenience**
- **Efficacy as good if not better than c-KIT antibody**

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Phase 1 Single Ascending Dose Study Was Well Tolerated with No Discontinuations  INVA8001 13 PHASE 1 SAD STUDY: PHARMACOKINETIC 10000.00 1000.00 100.00 10.00 1.00 0.10 0.01 100mg 50 mg 25mg 10 mg 1 mg Nominal Time Since Last Dose (hr . ) Mean ASB17061 Plasma Conc (ng/mL) 0 12 24 36 48 60 72 SAD Study: N = 40; males 19 - 51 yoa; (6 subjects/group) [Ref: Daiichi Sankyo Clinical Study Report: ASBI 701; 26 October 2012] Dose Level of INVA8001 Overall N = 30 100 mg N = 6 50 mg N = 6 25 mg N = 6 10 mg N = 6 1 mg N = 6 Placebo N = 10 System Organ Class Preferred Term, n (%) 9 (30.0) 3 (50.0) 2 (33.3) 2 (33.3) 1 (16.7) 1 (16.7) 3 (30.0) Number of Subjects With at Least 1 TEAE 1 (3.3) 1 (16.7) 0 0 0 0 1 (10.0) Gastrointestinal disorders 1 (3.3) 1 (16.7) 0 0 0 0 0 Diarrhea 0 0 0 0 0 0 1 (10.0) Dyspepsia 1 (3.3) 1 (16.7) 0 0 0 0 0 Flatulence 2 (6.7) 1 (16.7) 0 1 (16.7) 0 0 0 Infections and infestations 1 (3.3) 0 0 1 (16.7) 0 0 0 Upper respiratory tract infection 1 (3.3) 1 (16.7) 0 0 0 0 0 Viral infection 1 (3.3) 0 0 0 1 (16.7) 0 0 Injury, poisoning, and procedural complications 1 (3.3) 0 0 0 1 (16.7) 0 0 Animal bite 3 (10.0) 1 (16.7) 1 (16.7) 1 (16.7) 0 0 2 (20.0) Investigations 1 (3.3) 1 (16.7) 0 0 0 0 0 Blood glucose increased 0 0 0 0 0 0 1 (10.0) Blood triglycerides increased 2 (6.7) 0 1 (16.7) 1 (16.7) 0 0 1 (10.0) Red blood cells urine 1 (3.3) 0 1 (16.7) 0 0 0 0 White blood cells urine 2 (6.7) 1 (16.7) 0 0 0 1 (16.7) 0 Musculoskeletal and connective tissue disorders 1 (3.3) 0 0 0 0 1 (16.7) 0 Back pain 1 (3.3) 1 (16.7) 0 0 0 0 0 Pain in extremity 3 (10.0) 1 (16.7) 0 0 1 (16.7) 1 (16.7) 0 Nervous system disorder 2 (6.7) 1 (16.7) 0 0 0 1 (16.7) 0 Headache 1 (3.3) 0 0 0 1 (16.7) 0 0 Somnolence 2 (6.7) 1 (16.7) 1 (16.7) 0 0 0 0 Respiratory, thoracic, and mediastinal disorders 1 (3.3) 0 1 (16.7) 0 0 0 0 Nasal congestion 1 (3.3) 1 (16.7) 0 0 0 0 0 Sinus congestion 1 (3.3) 1 (16.7) 0 0 0 0 0 Skin and subcutaneous tissue disorders 1 (3.3) 1 (16.7) 0 0 0 0 0 Ecchymosis T ½ of ~12 HRS SAFETY DATA

INVA8001 Phase 1 Multiple Ascending Dose Study Was Well Tolerated Up to 50 mg with No Discontinuations 14 PHASE 1 MAD STUDY: PHARMACOKINETIC SAFETY DATA MAD Study: N = 24 males and females 19 - 51 yoa; (8 subjects/group) Subjects received oral doses of 10 mg, 25 mg or 50 mg of INVA8001 or placebo for seven consecutive days. [Ref: Daiichi Sankyo Clinical Study Report: ASBI 701; 26 October 2012]

INVA8001 15 Phase 2a Clinical Plan* in Cold Inducible Urticaria AN ESTABLISHED SITE FOR CONDUCTING TRIALS IN CHRONIC URTICARIA ENDPOINTS • Provocative testing (partial, complete, or no response) • Pruritis PRO • Biomarkers (tryptase, chymase, SCF , and mast cell count) • Pharmacokinetic and safety Follow - up Period (2 weeks) Day - 30 Day 0 Day 84 Day 98 TEST EVERY TWO WEEKS Screening Period Randomization n= ~7 - 10 per arm Treatment Period 12 weeks • Placebo, 50 mg BID, 75 mg BID • q12h dosing End of Treatment End of Study * Subject to clinical trial application acceptance by regulatory authorities in the relevant European Union member states

INVA8001: TRANSLATIONAL DATA

INVA8001 Modulates the SCF-c-KIT Axis by Inhibiting Production of Active c-KIT Ligand (Soluble SCF)


Human SCF
INVA8001 (μmol/L)
0
5
1
0.5
0.25
0.125
Human SCF
22 kDa
21 kDa
A
Chymase cleaves SCF to produce soluble c-KIT ligand reflected by two bands
Increasing concentrations of INVA8001 inhibits cleavage of c-KIT ligand reflected by one band

- Recombinant human SCF appears as a single band with a molecular weight of ~22kDa
- Human chymase cleaves SCF, producing a truncated form of 21 kDa
- INVA8001 was shown to inhibit the cleavage of SCF, preventing the formation of the soluble, active c-KIT ligand

Report No.: 1031
Daiichi Sankyo Project/Theme Name: The effect of INVA8001 (free form) on SCF processing by chymase in vitro
Report Date: July 11, 2011

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INVA8001 Shows Anti-Mast Cell Degranulation Measured by %CD63+ and Tryptase in Human Donor Mast Cells (Breast Tissue)


CD63+ (%)
MAST CELL ACTIVATION & DEGRANULATION MARKER
CD63 Positive %
55
50
45
40
35
30
25
20
15
10
5
0
No effect
No effect
82%
Cells+IgE
Cells+IgE +anti-IgE
Cells+IgE +anti-IgE+ Chymostatin
Cells+IgE +anti-IgE+ anti-c-kit antibody
Cells+IgE +anti-IgE+ INVA8001


Tryptase Concentrations (pg/ml)
MAST CELL DEGRANULATION MARKER
Tryptase concentrations (pg/ml)
300
250
200
150
100
50
0
No Effect
24%
95%
Cells+IgE
Cells+IgE+ anti-IgE
Cells+IgE +anti-IgE+ Chymostatin
Cells+IgE +anti-IgE+ anti-c-kit antibody
Cells+IgE +anti-IgE+ INVA8001

Invea Sponsored Study conducted at:

CHARITÉ UNIVERSITÄTSMEDIZIN BERLIN

Fraunhofer Society for the Advancement of Applied Research e.V. c/o Charité — University Medicine Berlin, Berlin, Germany

The effect of INVA8001 on mast cell activity was assessed in an in vitro assay using primary human skin mast cells (breast tissue).
Endpoints: CD63+ (%) and tryptase (pg/ml)

- **INVA8001**: ~82% reduction in mast-cell activation (CD63+ cells) and ~95% reduction in tryptase (pg/mL).
- **Tool Compound Chymostatin**: No change in mast-cell activation (CD63+ cells) and ~24% reduction in tryptase (pg/mL).
- **Anti-c-KIT antibody**: No meaningful change in mast-cell activation or tryptase.

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INVA8001 Reduces Mast Cell Markers in an Mdr2 Knockout Mouse Model – A Model with Elevated Mast Cells 18 (Mast Cell Marker) 10 mg/kg. 20mg/kg INVA8001 10 mg/kg. 20mg/kg INVA8001 (Mast Cell Marker) Tryptase 10 mg/kg. 20mg/kg INVA8001 (Mast Cell Marker) mRNA data based on 2 - week treatment duration 72% 72% Tryptase • INVA8001 reduced hepatic mRNA expression of the mast cell high - affinity IgE receptor (FcεRI), and mucosal mast - cell protease - 1(Mcpt1). • Histological assessment showed INVA8001 at 20 mg/kg resulted in an approximately 72% reduction in tryptase - positive mast cells Invea - sponsored study conducted at Indiana University (Bloomington, Indiana)

INVA8001 IP is Protected by Issued and Pending Patents Until 2045 19 In addition to IP, Regulatory Exclusivity for an NCE: 5 Years and Potential Orphan Drug Designations: 7 years US and 10 years EU/JP. EXPIRATION DATE PATENTS Planned Extended - Release Formulation Under Investigation Filed PCT for New Invention Filed Immediate Release Formulation 2045* Filed PCT for New Invention Filed Dose and Dosing Regimen 2045* Filed PCT New Invention Method of Use for US/Foreign Cases 2043* Granted Composition of Matter with Patent Term Extension 2033 - 2035 * Expiration date when granted

SUMMARY

INVA8001 Summary

CLINICALLY VALIDATED MECHANISM (SCF-c-KIT)
Inhibition of mast cell proliferation via the SCF–c-KIT signaling axis validated in chronic urticaria by third parties (e.g., Celldex and Blueprint Medicines)

COMPETITIVE DIFFERENTIATION
INVA8001 targets the signalling axis targeting SCF (ligand) vs. c-KIT receptor —potentially avoiding receptor-related liabilities (e.g., neutropenia, hair color changes).

DEFINED REGULATORY PATH (EU/US)
Established CU development pathway by peers with a capital-efficient trial and near-term readout potential.

COMPELLING TRANSLATIONAL EVIDENCE
Mechanistic and translational rational to be included in preclinical support package

ESTABLISHED CLINICAL SAFETY
Safety data in 300+ patients (Daiichi Sankyo conducted trials).

NON-CLINICAL PACKAGE
Robust toxicology, pharmacokinetic, and chemistry manufacturing control package to help support near-term CTA submission.

2026

CMC*
Finalize clinical batches

*Chemistry, Manufacturing, and Controls.

Regulatory
Submit clinical trial application (CTA)

Clinical
Activate sites/KOLs to initiate Phase 2a trial*

*Subject to clearance of a CTA by the competent authorities of the relevant EU member states

Non-clinical
Publication in peer-reviewed journal and poster presentations in key conferences

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INVA8003: PRE-CLINICAL

INVA8003 A First-in-Class Multi-Inflammasome Inhibitor

Molecule Designed using AI/ML Based Algorithms and Molecular Modeling

INVA8003 MECHANISM OF ACTION


PAMPs
EPITHELIAL CELLS
DAMPs
EPITHELIAL CELL INJURY AND ACTIVATION
FIBROTIC TISSUE
PHAGOSOME
NF-κB
Pro-IL-1β/ Pro-IL-18
INFLAMMASOME
PRO CASPASE
MACROPHAGES
Chronic Inflammation and Fibrosis
PRO-INFLAMMATORY CYTOKINES, ROS, GROWTH FACTORS
Sensor Proteins (e.g. NLRP3)
INVA8003
ASC
Pro-CASP1
INFLAMMASOME
Active-CASP1
Pro-IL-1β
Pro-IL-18
IL-1β
IL-18
INHIBITION OF INFLAMMATION AND FIBROSIS

MECHANISM OF ACTION

- Inhibits interaction between ASC and sensor proteins (e.g., NLRP3)
- Broad anti-inflammatory strategy potentially impacting multiple IMIDs

Mechanism illustration based on a number of third party publications: J Cell Sci. 2017 Dec 1;130(23):3955–3963, Cell. 2023, Volume 186, Issue 11, 2288 - 2312

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INVA8003 Potential IMID Therapeutic Areas

ORPHAN INDICATIONS

Affecting fewer than 200,000 people in the United States

- Cryopyrin-Associated Autoinflammatory Syndromes
- Mucocutaneous Lymph Syndrome
- Primary Biliary Cholangitis
- Node Syndrome
- Primary Sclerosing Cholangitis
- Autoimmune Thrombocytopenia
- Antiphospholipid Syndrome
- Deficiency of Mevalonate Kinase
- Refractory Celiac Disease
- Epidermolysis Bullosa
- Autoimmune Pancreatitis
- Bullous Pemphigoid
- Behcet's Disease
- Harlequin Fetus

MAJOR THERAPEUTIC AREAS

METABOLIC

- Obesity

HEART & VASCULAR SYSTEM

- Aortic Aneurysm
- Coronary Heart Disease
- Myocarditis
- Atherosclerosis

GI TRACT

- Inflammatory Bowel Disease
- Hepatitis
- Pancreatitis

LUNGS

- Idiopathic Pulmonary Fibrosis
- Asthma
- COPD

KIDNEY

- Acute Kidney Injury
- Glomerulonephritis
- Diabetic Nephropathy

SKIN

- Vitiligo
- Psoriasis
- Atopic Dermatitis

BONES

- Arthritis
- Ankylosing Spondylitis
- Osteopenia

EYES

- Diabetic Retinopathy
- Age Related Macular Degeneration
- Dry Eye Syndrome

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Inhibitory Effect of INVA8003 on Plasma IL-1β Release in An LPS+ATP Mouse Model for Inflammasome Mediated Inflammation



800.0
700.0
600.0
500.0
400.0
300.0
200.0
100.0
0.0
Plasma IL-1b (pg/ml)
**
95%
***
52%
*
79%
***
46%
*
Sham
LPS Control
LPS + ATP Control
MCC950 (20mg/kg-IP)
INVA8003 (1mg/kg-IP)
INVA8003 (10mg/kg-IP)
INVA8003 (10mpk-PO)

MCC950: Tool compound targeting NLRP3
IP: Intraperitoneal
PO: Oral

One-way Anova followed by Dunnet's test

*** - $p<0.001$ VS LPS+ATP Control
** - $p<0.01$ VS LPS+ATP Control
* - $p<0.05$ VS LPS+ATP Control

[Invea Sponsored Study Conducted By Syngene International]

RESULTS

- INVA8003 1 mg/kg and 10 mg/kg, IP showed significant inhibition of IL-1β generation
- Oral administration of INVA8003, 10 mg/kg, showed a significant inhibition of IL-1β generation

Note: IL-1β release measures inflammation, infection, and the activation of the innate immune system

INVA8003 Seven Day Exploratory Toxicology Study

STUDY DESIGN

Species/Strain	Rats/Wistar Han Rats
Sex	Male & Female
Age	6 Weeks
Number of animals per group (N)	3 rats/sex/group

[Invea Sponsored Study Conducted By Syngene International]

RESULTS

- No significant changes in hematology, coagulation, clinical chemistry, urine analysis and other general parameters were observed in tested groups
- No mortality in the tested groups; No significant changes observed in necropsy and gross pathology in any organ system in groups tested orally or via IV route
- Maximum tolerated dose: > 300 mg/kg, PO & > 10 mg/kg, IP
- Higher doses can be tested before GLP study for dose selection purposes

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Pro Forma, Pre - Offering Cap Table & Balance Sheet Summary 24 6,776,766 Pro Forma Shares of Common Stock Outstanding Pre - IPO 2,592,425 Options (WAEP: $4.16) 162,116 Warrants (WAEP $8.73) 9,531,307 Fully Diluted Shares Outstanding Pre - Offering 1 1. Includes in aggregate 4,306,168 shares of common stock, upon conversion of: all Series A and Series A - 1 preferred stock; and $11 .2 million of indebtedness converting simultaneously with this offering into 1,074,733 shares of common stock. 2. Includes 434,800 options issuable to certain employees, non - employee directors, and advisors, upon the closing of this offering at an exercise price equal to the assumed initial public offering price of $11.00 per share, which is the midpoint of the price range set forth on the cover page of the prospectus. E xcl udes 506,700 shares available for future grants. 3. Comprised of 124,085 warrants with an assumed exercise price of $7.70, which represents 70% of the assumed initial public off eri ng price; and 38,031 warrants with an assumed exercise price equal to $12.10, or 110% of the assumed initial public offering price of $11.00 per share, which is the midpoint of the pr ice range set forth on the cover page of the prospectus. Excludes warrants to purchase 160,000 shares of common stock (assuming no exercise of the over - allotment option) to be issued to the unde rwriter in the IPO. Pro Forma As Adjusted As of 9/30/2025 Balance Sheet Data ($ Millions) $ 25.6 $0.3 Cash $ - $12.0 Debt $23.4 $(10.0) Working capital $25.6 $0.9 Total assets $ - $5.7 Convertible preferred stock $23.4 $(22.8) Total stockholders' equity 2 3

Use of Proceeds 25 Runway Potentially through H2 2027 $15.0 $0.3 $9.6 $3.1 $2.5 INVA8001 Development INVA8003 Development General Corporate Expenses Debt Servicing Accrued Liabilities (1) Assuming net proceeds of $30.5mm, after deducting the underwriting discount and offering expenses. Numbers in chart are in mi ll ions. 1

Expected Milestones in 2026 COMPANY SUMMARY CMC Finalize clinical b atches Regulatory Submit CTA Explore various pathways (ODD, FTD, BTD)  * Non - Clinical Publication in peer - reviewed journal and poster presentations in key conferences IND - Enabling Study - 1 In - vivo animal PoC in obesity IND - Enabling Study - 2 In vivo animal PoC in second indication where approved biologic IL - 1 ߚ Inhibitor exists Non - Clinical Publication in peer - reviewed journal and poster presentations in key conferences Discovery Pipeline Nominate next candidates to pipeline INVA8001 INVA8003 Discovery Clinical Activate sites/KOLs for Phase 2a trial upon approval of CTA 26 * Orphan Drug Designation, Fast Track Designation, and Breakthrough Therapy Designation, respectively.

Two Value-Creating Opportunities: INVA8001 and INVA8003

OPPORTUNITY AND POTENTIAL

- **LARGE IMID POPULATION UP TO 500M WORLDWIDE AND 64M IN US**
- **SIGNIFICANT UNMET NEED FOR SAFE, ORAL SMALL MOLECULE THERAPIES**
- **AI-POWERED ASSOCIATION NETWORK FOR TARGET AND DRUG DISCOVERY**

INVA8001 Mast Cell Disorders

LEAD PROGRAM WITH ESTABLISHED SAFETY

- Targets clinically validated SCF-c-KIT axis with an oral small molecule targeting the ligand (SCF), vs. c-KIT receptor (e.g., Celldex).
- Safety profile established in ~300 patients (Daiichi Sankyo)

EARLY VALUE INFLECTION CATALYST

- PoC in CIndU*
  - ✓ Potential for capital efficient trial
  - ✓ Plan to submit CTA in H2 2026
  - ✓ Small patient size and 12-week trial

LARGE MARKET OPPORTUNITY

- 81M UC patients global
- >50% inadequately treated with standard-dose antihistamines
- Human PoC in CIndU with potential expansion* indications CSU, PN, and AD

INVA8003 Potential Across Several Auto-Inflammatory IMIDs

ORAL, SMALL MOLECULE MULTI-INFLAMMASOME INHIBITOR TARGETING ASC

LARGE MARKET OPPORTUNITY AND POTENTIAL FOR PHARMA PARTNERING

- Potentially applicable across IMIDs including obesity
- Pre-clinical in-vivo validation study on-going, with Initial indication targeting obesity

*Upon regulatory clearance and additional future financing

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28 THANK YOU inveatx.com

APPENDIX INVEA THERAPEUTICS 29

INVA8001 Summary of Non-Clinical Data (Daiichi Sankyo)

POTENCY

Ki values of 0.014 μM (human chymase) and 0.011 μM (mouse chymase); IC_{50} values of 0.02 μM (human) and 0.03 μM (mouse)

SELECTIVITY

Highly selective over related proteases—chymotrypsin (3.4 μM), cathepsin G (32.1 μM), trypsin (>100 μM), and elastase (>100 μM)

OFF-TARGET PROFILE

No or negligible inhibition observed against a broad panel of enzymes, receptors, ion channels, and transporters at 10 μM

DISTRIBUTION & EXCRETION

Broad tissue distribution with highest concentrations in bile, liver, and kidney; excreted primarily via feces (>98%), minimal urinary excretion (~1%)

TOXICOLOGY

Supported by 15 toxicology studies (11 GLP-compliant), including evaluations of genotoxicity, reproductive toxicity, phototoxicity, and specialized toxicity

NOAEL

160 mg/kg in rats; 50 mg/kg in dogs

SAFETY PHARMACOLOGY

No significant adverse effects on CNS, respiratory, or cardiovascular systems at doses up to 1000 mg/kg in rats and dogs

SAFETY MARGIN

Projected human doses (50–75 mg BID) yield exposure margins of ~50–100× NOAEL, based on both $C_{max,ss}$ and $AUC_{\tau,ss}$

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INVA8001 Shows Anti - Mast Cell Degranulation Measured by %CD63 ⁺ and Tryptase and Potent Inhibition of Chymase 31 1R HIIHFW 1R HIIHFW &HOOV ,J( &HOOV ,J( DQWL ,J( &HOOV ,J( DQWL ,J( &K\PRVWDWLQ &HOOV ,J( DQWL ,J( DQWL F NLW DQWLERG\ &HOOV ,J( DQWL ,J( ,19$ +LJK &' SRVLWLYH +LJK &' MAST CELL ACTIVATION & DEGRANULATION MARKER EXPERIMENTAL PROTOCOL Isolated fresh hsMCs 12.06.2025; female, breast tissue 100 µL at 1x106/ml in 96 - well +IgE, (16 hours, SFEM) Centrifuge, aspirate, resuspend +/ - anti - IgE, chymostatin (50 µM), SR - 1 cKIT (10 µg/ml)*, INVA8001 (100 µM)* (2 hours, Tyrode‘s) Centrifuge, supernatant and cell collection (per well): • MAT – CD63+ flow cytometry (live cells x1) • Chymase colorimetric assay (frozen supernatant, 25 µL x1) • ELISAs – tryptase (frozen supernatant, 25 µL x2) * maximum concentration tested with ~100% cell viability Mast Cell Activation Assay Designed without SCF in media Invea Sponsored Study conducted at: Fraunhofer Society for the Advancement of Applied Research e.V. c/o Charité — University Medicine Berlin, Berlin, Germany

INVA8001 Reduces Tryptase Levels by 72% in an Mdr2 Knockout Mouse Model with Elevated Mast Cells in the Liver 32 Immunohistochemistry analysis based on a 2 - week treatment duration of one dose (INVA8001 20 mg/kg) Immunohistochemistry Images For Tryptase Levels In Mouse Model 72% Blue Arrows Indicate Tryptase Positive Cells Invea - sponsored study conducted at Indiana University (Bloomington, Indiana)

INVA8003 Seven Day Exploratory Toxicology Study

STUDY DESIGN

Species/Strain	Rats/Wistar Han Rats
Sex	Male & Female
Age	6 Weeks
Number of animals per group (N)	3 rats/sex/group

STUDY GROUPS

Groups	N	Dose (mg/kg/day)	Route of Administration
Group 1	6	Control	Oral
Group 2	6	30	Oral
Group 3	6	100	Oral
Group 4	6	Control	IV bolus
Group 5	6	10	IV bolus
Group 6	6	Control	Oral
Group 7	6	300	Oral

[Invea Sponsored Studies Conducted By Syngene International]

STUDY READOUTS

PARAMETERS	SIGNS AND SYMPTOMS
General	Body weight, food consumption, gross pathology and weight of different organs, morbidity, mortality
Hematology	Red blood cell count, hematocrit, hemoglobin concentration, mean corpuscular hemoglobin concentration, mean corpuscular volume, platelet count, mean platelet volume, total white blood cell count, differential leukocyte count, reticulocyte count, red cell distribution width
Coagulation	Prothrombin time, activated partial thromboplastin time
Clinical Chemistry	A/G ratio, alanine aminotransferase, albumin, alkaline phosphatase, aspartate aminotransferase, blood urea nitrogen, calcium, chloride, creatinine, gamma glutamyl transferase, globulin, glucose, inorganic phosphorus, potassium, sodium, total bilirubin, total cholesterol, total protein, triglycerides
Urine Analysis	Volume, color, appearance, glucose, bilirubin, ketones, blood, pH, protein, urobilinogen, nitrite, leukocyte, specific gravity

RESULTS

- No significant changes in the above parameters were observed in the tested groups
- No mortality in the tested groups; No significant changes observed in necropsy and gross pathology in any organ system in groups tested orally or via IV route
- Hence, maximum tolerated dose is > 300 mg/kg, PO & > 10 mg/kg, IV
- Higher doses can still be tested before GLP study for dose selection purpose

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Inhibitory Effect of INVA8003 on Plasma IL - 1 β Release in An LPS+ATP Mouse Model for Inflammasome Mediated Inflammation 34 0.0 100.0 200.0 300.0 400.0 500.0 600.0 700.0 800.0 Sham LPS Control LPS + ATP Control MCC950 (20mg/kg-IP) INVA8003 (1mg/kg-IP) INVA8003 (10mg/kg-IP) INVA8003 (10mpk-PO) Plasma IL - 1b (pg/ml) ** *** 95% * 52% *** 79% * 46% One - way Anova followed by Dunnet’s test *** - p<0.001 VS LPS+ATP Control ** - p<0.01 VS LPS+ATP Control * - p<0.05 VS LPS+ATP Control MCC950: Tool compound targeting NLRP3 IP: Intraperitoneal PO: Oral • INVA/8003/21, 1 mg/kg and 10 mg/kg, IP showed significant inhibition of IL - 1β generation • Oral administration of INVA8003, 10 mg/kg, showed a significant inhibition of IL - 1β generation [Invea Sponsored Study Conducted By Syngene International]

Chymase Positive Mast Cells Are Elevated in Chronic Urticaria Patients

In skin biopsies from patients with cold-induced urticaria, there's a significant increase in chymase-positive mast cells (d) compared to skin without lesions (c)


d
c

Mast cell chymase positive **cell numbers** are statistically significantly higher in CU plaques than in intact skin samples without lesions

	Mean±SD	Min-Max	P
Mast Cell Chymase			
Plaque	74,3±20,4	42-112	<0,001
Control	55,9±19,7	11-100	

https://www.ncbi.nlm.nih.gov/pmc/articles/PMC9455133/

A 10-fold increase in the mast cell count was observed in skin biopsies derived from chronic urticaria patients versus control

	MAST CELLS	
	Mean	Range
Normal	0.71	0-3
Chronic Urticaria	7.6	0-19

https://www.jacionline.org/article/0091-6749(83)90096-9/pdf

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Side Effect Profiles of Competitor Drugs Show Relapse and High Discontinuations due to AEs

Jasper Therapeutics: Phase 1b

Jasper saw fast, steep reductions in serum tryptase, a mast cell biomarker. However, tryptase levels were only stable for around four weeks. After that, levels of the biomarker began to rise and patients started to relapse.

https://www.globenewswire.com/news-release/2025/01/08/3006120/0/en/Jasper-Therapeutics-Reports-Positive-Data-from-BEACON-Study-of-Briquilimab-in-Chronic-Spontaneous-Urticaria.html

Celldex: 52-week Safety Data:

Discontinuation Rate (~25% across all three active doses)

	Placebo Controlled Period (16 weeks)		Full Treatment Period (52 weeks)	Placebo → Barzolvolimab (36 weeks)
Patients, n (%)	**Barzolvolimab[1] (N= 156)**	**Placebo (N= 51)**	**Barzolvolimab[2] (N= 156)**	**Transitioned to Barzolvolimab[3] (N=48)**
At least one AE	103 (66)	20 (39)	139 (89)	32 (67)
Treatment Related SAEs	0	0	2 (1)[4]	0
Most frequent AEs by Preferred Term (≥10% of patients in any treatment group)				
Hair color changes	22 (14)	0	40 (26)	8 (17)
Neutropenia / Neutrophil Count Decreased	14 (9)	0	26 (17)	2 (4)
Urticaria	15 (10)	5 (10)	23 (15)	3 (6)
Skin hypopigmentation	2 (1)	0	21 (13)	9 (19)
Nasopharyngitis	6 (4)	3 (6)	15 (10)	4 (8)

https://celldex.com/wp-content/uploads/2025/06/CLDX_EADV2024_Congress_Presentation.pdf

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Invea’s PK Simulation of Daiichi Sankyo Company Data Revealed Sub - Therapeutic Levels of INVA8001 Over 24 hrs 37 The dosage level of INVA8001 used in the Daiichi Sankyo trial was based on the PK study of a predecessor compound where the average drug concentration at steady state (C avg ) associated with efficacy was translated to C avg = 19 ng/mL  INVA8001 simulations showed sub - therapeutic plasma concentration levels 3 - 8 hours after dosing  [Invea sponsored simulation study: PDS_Invea_002_PKSim_Report_Draft_v1_ Aug2023]

Invea’s PK Simulation Shows Steady State Therapeutic Levels May Be Achieved at a Higher 50 mg and 75 mg Twice a Day 38 STEADY STATE CONCENTRATION STEADY STATE CONCENTRATION THERAPEUTIC CONCENTRATION SUB - THERAPEUTIC CONCENTRATION THERAPEUTIC CONCENTRATION SUB - THERAPEUTIC CONCENTRATION 50 mg twice a day, q12 hrs 75 mg twice a day, q12 hrs [Invea sponsored simulation study: PDS_Invea_002_PKSim_Report_Draft_v1_Aug2023]